STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 8, 2014

Job Number: C20140808-1058
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20140574054-02	Withdrawal of Designation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20140808-1058
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

150401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller	**20140574054-02**
Secretary of State	Filing Date and Time
State of Nevada	**08/08/2014 8:45 AM**
	Entity Number
	E0242752008-3

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

Bitcoin Shop, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

Pursuant to the provisions of Section 78.1955(6) of the Nevada Revised Statutes, the corporation is authorized to withdraw the Certificate of Designation for its Series B Convertible Preferred Stock filed with the Secretary of State of Nevada on February 3, 2014.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X ______________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.